UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2006

SECURE ALLIANCE HOLDINGS CORPORATION
(formerly known as Tidel Technologies, Inc.)

Delaware	000-17288	75-2193593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Wilcrest Drive, Suite 105, Houston, Texas	77042
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (713) 783-8200

Tidel Technologies, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2006, Tidel Technologies, Inc. ("We" or the "Company"), Sentinel Technologies, Inc. ("STI"), Sentinel Operating, L.P. ("Sentinel" or "Buyer"), and Laurus Master Fund, Ltd. ("Laurus") entered into an Extension Agreement (the "Extension Agreement") which among other things effected the amendments described as follows.

Pursuant to the terms of the Stock Redemption Agreement, dated as of January 12, 2006, as amended (the "Stock Redemption Agreement"), by and between the Company and Laurus: (i) we agreed, among other things, to repurchase from Laurus, upon the closing of the Cash Security Business Sale (as defined in Item 2.01 below), all shares of our common stock held by Laurus, and (ii) Laurus agreed (a) to the cancellation as of the closing date of the Cash Security Business Sale of warrants it held to purchase 4,750,000 shares of our common stock at an exercise price of $.30 per share, and (b) not to exercise such warrants prior to the earlier to occur of September 30, 2006 (the "Outside Date") and the date on which the Asset Purchase Agreement (as defined in Item 2.01 below) is terminated. Pursuant to the Extension Agreement, Laurus agreed to extend the Outside Date from September 30, 2006 to October 2, 2006.

Pursuant to the terms of the Exercise and Conversion Agreement, dated as of January 12, 2006, as amended, by and among STI, Sentinel, Tidel and Laurus, the parties thereto agreed among other things, that September 30, 2006 was the latest date by which the Cash Security Business Sale must occur. Pursuant to the Extension Agreement, STI, Sentinel, Tidel and Laurus agreed that the Exercise and Conversion Agreement be amended to provide that the latest date by which the Cash Security Business Sale must occur be amended from September 30, 2006 to October 2, 2006.

The foregoing summary of the Extension Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such Extension Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 25, 2005, the holders of a majority of shares of the Company's outstanding common stock approved the sale to Buyer pursuant to the amended and restated asset purchase agreement, dated as of June 9, 2006 (the "Asset Purchase Agreement"), by and among the Company and Tidel Engineering, L.P. ("Engineering'" and together with the Company, the "Sellers") and Buyer of substantially all of the assets of Sellers' electronic cash security business (the "Cash Security Business Sale"), consisting of (a) timed access cash controllers, (b) the Sentinel products, (c) the servicing, maintenance and repair of the timed access cash controllers or Sentinel products and (d) all other assets and business operations associated with the foregoing. Buyer is controlled by a group that includes our former Director and Interim Chief Executive Officer, Mark K. Levenick, and our former Director, Raymond P. Landry. The Cash Security Business Sale was completed on October 2, 2006.

The Asset Purchase Agreement provided for a cash purchase price of $15,500,000, less $100,000 as consideration for the Buyer assuming certain potential liability in connection with ongoing litigation, and less a working capital deficit adjustment of $1,629,968, resulting in a net purchase price of $13,770,032. In addition, Buyer paid a cash adjustment of $2,458,718 to the Company at closing. The Company applied the net purchase price, the cash adjustment, and $5,400,000 in proceeds (together with accrued interest of $206,798.72) from the sale of the Company's ATM business to NCR Corporation on January 3, 3006 which was deposited with Laurus on January 3, 2006 as cash collateral pursuant to the terms of the Cash Collateral Deposit Letter, dated as of January 3, 2006, by and among the Sellers, two affiliates and Laurus in order to secure the Company's obligations to Laurus under the Stock Redemption Agreement and the Exercise and Conversion Agreement, to pay the following amounts to Laurus: (i) $8,508,963 pursuant to the terms of the Termination Agreement, dated as of June, 2006 (the "Termination Agreement"), by and between the Company and Laurus and (ii) $6,545,340 representing the purchase from Laurus by the Company of 19,251,000 shares of Company common stock pursuant to the terms of the Stock Redemption Agreement. Following both such payments to Laurus, the Company received $6,781,245.72 in net proceeds from the Cash Security Business Sale.

As of October 3, 2006, the Company had cash and cash equivalents on hand of approximately $12.9 million, or approximately $0.66 per share based upon 19,426,210 shares outstanding.

Following the foregoing payments to Laurus pursuant to the terms of the Termination Agreement and the Stock Redemption Agreement, no further fees remain payable by the Company to Laurus and, to our knowledge, Laurus does not own any shares of the Company.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2006, Mark K. Levenick and Raymond P. Landry submitted their resignations from the board of directors of the Company, effective September 30, 2006. The remaining members of the board accepted both resignations.

Pursuant to the terms of an agreement dated as of June 9, 2006 by and between Engineering and Mr. Levenick, upon the closing of the Cash Security Business Sale, we terminated Mr. Levenick's employment agreement and a payment of $350,000 was made to Mr. Levenick. This payment had previously been approved as a stay bonus prior to the sale of the Cash Security business to Buyer being proposed. Accordingly, following the closing of the Cash Security Business Sale, Mr. Levernick is no longer our Interim Chief Executive Officer.

On October 3, 2006, the board of directors unanimously approved the appointment of the following persons to the positions with the Company set forth opposite their names, effective October 2, 2006:

Jerrell G. Clay	Chief Executive Officer

Stephen P. Griggs	President and Chief Operating Officer

Robert D. Peltier	Acting Chief Financial Officer

Leonard L. Carr	Secretary

None of the foregoing persons is an employee of the Company.

Mr. Clay (65 years) has served as a Director since December 1990 and is Chief Executive Officer of 3 Mark Financial, Inc., an independent life insurance marketing organization, and has served as president of one of its predecessors for in excess of five years. Mr. Clay also serves as a member of the Independent Marketing Organization's Advisory Committee of Protective Life Insurance Company of Birmingham, Alabama.

Mr. Griggs (48 years) has served as a Director since June 2002 and has been primarily engaged in managing his personal investments since 2000. From 1988 to 2000, Mr. Griggs held various positions, including President and Chief Operating Officer, with RoTech Medical Corporation, a Nasdaq-traded company. He holds a Bachelor of Science degree in Business Management from East Tennessee State University and a Bachelor of Science degree in Accounting from the University of Central Florida.

Messrs. Clay and Griggs will be retained by the Company under consulting agreements. The Company expects to pay each of Messrs. Clay and Griggs a fee of $100,000 per annum under each consulting agreement. In addition, the Company may also grant warrants to purchase shares of common stock of the Company to each of Messrs. Clay and Griggs at exercise prices not less than the market price of shares of Company common stock at the time of such grants. The terms of each such consulting agreement remain to be agreed upon and entered into.

Item 5.03	Amendment to Articles of Incorporation.

On September 25, 2006, the holders of a majority of shares of the Company's outstanding stock approved a proposal that the Company amend its certificate of incorporation and change its name from "Tidel Technologies, Inc." to "Secure Alliance Holdings Corporation." On October 3, 2006 the Company filed an amendment to its certificate of incorporation with the office of the Secretary of State of Delaware to effect this change of name. In addition, the Company's subsidiaries effected the following name changes at or about the same time: Tidel Engineering, L.P. changed its name to Secure Alliance, L.P., Tidel Cash Systems, Inc. changed its name to Secure Alliance Cash Systems, Inc. and Tidel Services, Inc. changed its name to Secure Alliance Services, Inc.

Item 8.01	Other Events

On September 6, 2006, the Company received an additional settlement payment in the amount of $1,169,544.14 pursuant to a class-action settlement paid out to minority shareholders of 3CI Complete Compliance Corporation, of which the Company was a former shareholder. The Company estimates additional federal income tax of approximately $400,000 due to this additional settlement payment resulting in an estimated federal income tax expense of approximately $250,000 for the fiscal year ended September 30, 2006. The Company does not expect to receive any further significant payments in this matter.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The following unaudited pro forma financial statements give effect to the sale of substantially all of the assets relating to our Cash Security business. The unaudited pro forma consolidated balance sheet and statements of earnings filed herewith are presented for illustrative purposes only. The pro forma balance sheet as of June 30, 2006 has been prepared to reflect the Cash Security Business Sale as if it had taken place on June 30, 2006, and is not necessarily indicative of the financial position of the Company had such sale occurred on that date. The unaudited pro forma statements of earnings (operations) for the nine months ended June 30, 2006 and the fiscal years ended September 30, 2005, 2004 and 2003 have been prepared assuming that the Cash Security Business Sale occurred as of the beginning of this period, and are not necessarily indicative of the results of operations for future periods or the results that actually would have been realized if the Cash Security Business Sale occurred as of that date. The pro forma financial statements should be read in conjunction with the unaudited financial statements filed in our Form 10-Q for the quarter ended June 30, 2006.

Costs and expenses attributed to the Cash Security business include direct costs primarily associated with that business as well as interest and certain shared expenses, including treasury, legal and human resources, based upon estimated usage. Certain items are maintained at the Company's corporate headquarters (Corporate) and are not allocated to the Cash Security business. They primarily include costs associated with accounting and certain executive officer salaries and bonuses and certain items including investment securities, equity investments, and deferred income taxes, certain portions of excess cost over fair value of assets acquired, jointly-used fixed assets and debt.

The following unaudited pro forma consolidated balance sheet represents the June 30, 2006 balance sheet adjusted to reflect the sale of the Cash Security business, pursuant to the Asset Purchase Agreement, as if such transaction had taken place on June 30, 2006:

TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of June 30, 2006
	As Reported		Pro Forma Adjustments	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$5,890,257	(1)	$5,074,447	$10,964,704
Restricted cash	5,400,000	(1)	(5,400,000)	—
Marketable securities - available-for-sale	881,414		—	881,414
Trade accounts receivable, net	—		—	—
Notes and other receivables	13,890		—	13,890
Prepaid expenses and other	41,711		—	41,711
Assets held for sale, net	5,263,786	(2)	(5,263,786)	—
Total current assets	17,491,058		(5,589,339)	11,901,719

Property and equipment, at cost	—		—	—
Accumulated depreciation	—		—	—
Net property and equipment	—		—	—

Other assets	4,000		—	4,000
Total assets	$17,495,058		$(5,589,339)	$11,905,719

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$—		$—	$—
Accounts payable	312,206		—	312,206
Accrued interest payable	2,000,000	(4)	(2,000,000)	—
Shares subject to redemption	5,400,000	(5)	(5,400,000)	—
Other accrued expenses	300,000		—	300,000
Liabilities related to assets held for sale	3,194,091	(3)	(3,194,091)	—
Total current liabilities	11,206,297		(10,594,091)	612,206
Long-term debt	—		—	—
Total liabilities	11,206,297		(10,594,091)	612,206

Shareholders' Equity:
Common stock, $.01 par value, authorized 100,000,000 shares; issued and outstanding 38,677,210 shares and 20,677,210 shares, respectively	386,772	(6)	(192,510)	194,262
Additional paid-in capital	30,782,187	(6)	(952,830)	29,829,357
Accumulated deficit	(25,461,612)		6,150,092	(19,311,520)
Accumulated other comprehensive income	581,414		—	581,414
Total shareholders' equity	6,288,761		5,004,752	11,293,513
Total liabilities and shareholders' equity	$17,495,058		$(5,589,339)	$11,905,719

Notes to Unaudited Pro Forma Consolidated Balance Sheet:

(1)
Adjust cash to reflect the remaining proceeds of approximately $5.1 million after aggregate gross proceeds from sale of the Cash Security business of approximately $16.2 million less (i) assumed costs and expenses associated with closing the transaction of approximately $1.5 million, (ii) payment to Laurus of approximately $8.5 million for the sale fee, (iii) payment to Laurus of approximately $6.55 million upon the redemption of 19,251,000 of our shares assuming an estimated stock price of $.34 per share, of which $5.4 million is held by Laurus in a cash collateral account.

(2)	Remove the Cash Security business assets held for sale resulting in the corporate entity remaining with no operations.

(3)	Remove the Cash Security business liabilities related to assets held for sale resulting in the corporate entity remaining with no operations.

(4)	Remove previously accrued portion of the $8.5 million sale fee payable to Laurus.

(5)	Remove previously accrued portion of the $6.55 million redemption payment to Laurus to redeem 19,251,000 shares of our common at a redemption price of $.34 per share.

(6)	Record redemption of 19,251,000 shares of our common stock from Laurus.

The following unaudited pro forma statements of operations represent the nine months ended June 30, 2006 and the fiscal years ended September 30, 2005, 2004 and 2003 excluding the Cash Security business.

TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Nine Months Ended June 30, 2006
	As Reported	Pro Forma Adjustments		Pro Forma

Revenues	$—	$—			$—

Selling, general and administrative	2,655,647	—			2,655,647
Depreciation and amortization	2,678	—			2,678
Operating loss	(2,658,325)	—			(2,658,325)

Other income (expense):
Gain on investment in 3CI	4,210,577	—			4,210,577
Interest expense, net of interest income	(4,173,612)	—			(4,173,612)
Gain on collection of receivable previously reserved	598,496	—			598,496
Additional income related to the CCC bankruptcy settlement	105,000	—			105,000
Other	(7,455)	—			(7,455)
Total other income (expense)	733,006	—			733,006
Loss before taxes	(1,925,319)	—			(1,925,319)
Income tax expense	—	—	(1)		—
Loss from continuing operations	(1,925,319)	—			(1,925,319)

Discontinued operations:
Income (loss) from discontinued operations	1,833,411	(1,504,794)	(2)		328,617
Gain on sale of ATM business	3,536,106	—			3,536,106
Total income (loss) from discontinued operations	5,369,5177	(1,504,794)			3,864,723
Net income (loss)	$3,444,198	$(1,504,794)			$1,939,404

Basic earnings (loss) per share:
Income (loss) from continuing operations	$(0.06)			$	$ (0.06)
Income (loss) from discontinued operations	0.17	(0.05)			.12
Net income (loss)	$0.11	$(0.05)			$0.06
Weighted average common shares outstanding	31,754,133				31,754,133

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.06)			$	$ (0.06)
Income (loss) from discontinued operations	0.17	(0.03)			0.14
Net income (loss)	$0.11	$(0.03)			$0.08
Weighted average common and dilutive shares outstanding	31,786,967				31,786,967

Notes to Unaudited Pro Forma Statements of Operations:

(1)	No tax adjustment due to NOL carry forwards.
(2)
Adjust discontinued operations by removing the Cash Security business. The corporate division is reported as continuing operations, and the remaining ATM business is reported as income (loss) from discontinued operations and gain on sale of ATM business.

TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Fiscal Year Ended September 30, 2005
	As reported		Pro Forma Adjustments	Pro Forma

Revenues	$—		$—	—

Selling, general and administrative	1,805,484		—	1,805,484
Depreciation and amortization	4,977		—	4,977
Operating loss	(1,810,461)		—	(1,810,461)
Other income (expense):
Interest expense, net, includes $3,746,531 of debt discount amortization	(6,549,069)		—	(6,549,069)
Total other income (expense)	(6,549,069)		—	(6,549,069)

Income (loss) before taxes	(8,359,530)		—	(8,359,530)
Income tax expense (benefit)	—	(1)	—	—
Income (loss) from continuing operations	(8,359,530)		—	(8,359,530)

Discontinued operations	5,073,608	(2)	(4,108,741)	964,867
Net income (loss)	$(3,285,922)		$(4,108,741)	$(7,394,663)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$(0.41)		$—	$(0.41)
Income (loss) from discontinued operations	0.25		—	0.05
Net income (loss)	$(0.16)		$—	$(0.36)
Weighted average common shares outstanding	20,292,796		—	20,292,796

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.41)		$—	$(0.41)
Income (loss) from discontinued operations	0.25		—	0.05
Net income (loss)	$(0.16)		$—	$(0.36)
Weighted average common and dilutive shares outstanding	20,292,796		—	20,292,796

Notes to Unaudited Pro Forma Statements of Operations:

(1)	No tax adjustment due to NOL carryforwards.
(2)
Adjust discontinued operations by removing the Cash Security business. The corporate division is reported as continuing operations, and the remaining ATM business is reported as income (loss) from discontinued operations.

TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Fiscal Year Ended September 30, 2004
	As Reported		Pro Forma Adjustments	Pro Forma

Revenues	$22,514,486	(1)	$(7,467,194)	$15,047,292
Cost of sales	17,055,179	(2)	(5,350,108)	11,705,071
Gross profit	5,459,307		(2,117,086)	3,342,221

Selling, general and administrative	10,195,095	(3)	(3,550,491)	6,644,604
Depreciation and amortization	513,839	(4)	(84,008)	429,831
Operating income (loss)	(5,249,627)		1,517,413	(3,732,214)

Other income (expense):
Gain on extinguishment of debt	18,823,000		—	18,823,000
Gain on sale of securities	1,918,012		—	1,918,012
Interest expense, net	(4,255,042)		—	(4,255,042)
Other	—	(5)	37,918	37,918
Total other income	16,485,970		37,918	16,523,888
Income before taxes	11,236,343		1,555,331	12,791,674
Income tax benefit	(81,229)	(6)	—	(81,229)
Net income from continuing operations	$11,317,572		$1,555,331	$12,872,903

Basic income (loss) per share:
Net income from continuing operations	$0.65		$—	$0.74
Weighted average common shares outstanding	17,426,210		—	17,426,210

Diluted income per share:
Net income	$11,317,572		$—	$12,872,903
Interest expense on convertible debt	2,898,225		—	2,898,225
Adjusted net income for diluted shares	$14,215,797		$—	$15,771,128

Net income	$0.37		$—	$0.41
Weighted average common and dilutive shares outstanding	38,576,763		—	38,576,763

Notes to Unaudited Pro Forma Statements of Operations:

(1)	Remove revenues related to the Cash Security business.
(2)	Remove cost of sales related to Cash Security business.
(3)	Remove selling, general and administrative expenses related to Cash Security business.
(4)	Remove depreciation and amortization related to the Cash Security business.
(5)	Remove other expense related to the Cash Security business.
(6)	No tax adjustment due to NOL carryforwards.

TIDEL TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For the Fiscal Year Ended September 30, 2003
	As Reported		Pro Forma Adjustments	Pro Forma

Revenues	$17,794,299	(1)	$(7,359,181)	$10,435,118
Cost of sales	14,612,447	(2)	(4,936,867)	9,675,580
Gross profit	3,181,852		(2,422,314)	759,538

Selling, general and administrative	9,019,016	(3)	(3,184,314)	5,834,702
Depreciation and amortization	799,855	(4)	(141,473)	658,382
Operating income (loss)	(6,637,019)		903,473	(5,733,546)

Other income (expense):
Interest expense, net	(2,599,698)		—	(2,599,698)
Other	—	(5)	66,581	66,581
Total other income (expense)	(2,599,698)		66,581	(2,533,117)
Income (loss) before taxes	(9,236,717)		970,054	(8,266,663)
Income tax benefit	—	(6)	—	—
Net income (loss) from continuing operations	$(9,236,717)		$970,054	$(8,266,663)

Basic loss per share:
Net loss from continuing operations	$(0.53)		$—	$0.47
Weighted average common shares outstanding	17,426,210		—	17,426,210

Diluted loss per share:
Net loss from continuing operations	$(0.53)		$—	$0.47
Weighted average common and dilutive shares outstanding	17,426,210		—	17,426,210

Notes to Unaudited Pro Forma Statements of Operations:

(1)	Remove revenues related to the Cash Security business.
(2)	Remove cost of sales related to the Cash Security business.
(3)	Remove selling, general and administrative expenses related to Cash Security business.
(4)	Remove depreciation and amortization related to the Cash Security business.
(5)	Remove other expense related to the Cash Security business.
(6)	No tax adjustment due to NOL carryforwards.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Extension Agreement, dated as of September 30, 2006 by and among Tidel Technologies, Inc., Sentinel Technologies, Inc, Sentinel Operating, L.P. and Laurus Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secure Alliance Holdings Corporation (formerly known as Tidel Technologies, Inc.)

Dated: October 6, 2006	By:	/s/ Leonard L. Carr
Name: Leonard L. Carr
Title: Secretary